Exhibit 11.3

August 28, 2019

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read the statements made by XTI Aircraft Company included in Other Information of the Form 1-A/A, dated August 28, 2019. We agree with the statements concerning our firm contained therein.

Sincerely,

/s/ EKS&H LLLP

EKS&H LLLP

Denver, CO